                                                                 Exhibit 10.5(9)

                              EMPLOYMENT AGREEMENT

     This Agreement is made this day of December 1, 2001, by and between SIERRA
HEALTH SERVICES, Inc., a Nevada Corporation, of Las  Vegas, Nevada (hereinafter referred  to  as "Employer"), and Paul H. Palmer, (hereinafter referred to as
"Employee").

                                   WITNESSETH

     WHEREAS,  Employer is a publicly  traded company engaged in the business of providing managed health care services through subsidiary companies;

     WHEREAS,  Employee has expertise and experience in providing managed health care services; and,

     WHEREAS,  Employee  has made and is  expected  to  continue to make a major contribution to the profitability, growth and financial strength of Employer;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and agreements hereinafter set forth, Employer and Employee agree as follows:

                                    ARTICLE I

                          EMPLOYMENT/DUTIES AND POWERS

     1. Employer hereby  employs,  engages and hires Employee as Vice President,
Finance, Chief Financial Officer,  Principal Accounting Officer, and Treasurer ,
and  Employee  hereby  accepts  and  agrees  to  such  hiring,   engagement  and
employment,  subject to the general  supervision  and direction of Employer.

     2.  Employee  shall  perform  such  duties  as are  assigned  by the CEO of
Employer or his/her designee,  and shall at all times faithfully and to the best of his/her  ability  perform  all the duties that may be required of Employee to the  reasonable  satisfaction  of Employer.  Employee  shall exercise only those powers for signing  contracts and conveyances in the ordinary course of business as are  expressly  authorized  by  Employer's  CEO or the  appropriate  Board of
Directors.  Employee  further  agrees  to  participate  in  and  assist  in  the development of quality improvement programs offered by Employer.

                                   ARTICLE II

                     TERM OF EMPLOYMENT - TERM OF AGREEMENT

     1.  The  term  of  employment  governed  by  this  Agreement  shall  be for approximately a 3 year period starting December 1, 2001 and terminating December
31, 2004 subject,  however,  to prior  termination  as  hereinafter  provided in
Article VII.  Unless earlier  terminated by the mutual  agreement of the parties hereto,  this Agreement shall terminate at December 31, 2004 or, if Employee has become  entitled  to  any  benefit  under  Article  VII  due to  termination  of employment  on or before  December  31,  2004,  at such date as Employer  has no further obligations to Employee under Article VII; provided,  however,  that the provisions  of Article V and  Article VI (and this  clause of Article  II) shall survive any termination of this Agreement.

                                   ARTICLE III

                             COMPENSATION AND REVIEW

     1. Employer  shall pay Employee and Employee  shall accept from Employer as payment for  Employee's  services  hereunder,  compensation  in the form of base salary in the amount as set forth in Attachment A of this Agreement,  payable at such  times as are deemed  appropriate  by  Employer,  but not less than twice a month, and other compensation payable under this Agreement.

     2. (a) Employer shall  reimburse  Employee for all necessary and reasonable business  expenses  incurred by Employee while performing  services  pursuant to
Employer's direction.

        (b)  Employee agrees to maintain adequate  records of  expenses, in such detail as Employer may reasonably request.

     3. (a) Employee  shall also be eligible for those  Employee  fringe benefit programs,  bonus plans,  and stock  option plans as are made  available to other employees of Employer at the same  organizational  level, and as approved by the
Board of Directors.

       (b)Except for Employee's vested benefits under the Supplemental Executive
Retirement Plan ("SERP"),  Employer may, at any time and at its sole discretion, amend any fringe benefit  programs,  bonus  programs,  or stock option  programs without  prior notice to Employee even though such an amendment may decrease the
future   benefits   available   under  said   programs.   Notwithstanding   this
subparagraph,  Employer shall have the right to  retroactively  amend Employer's policies concerning vacation and paid time off accruals.

     4.  Employee's  performance  shall be reviewed at least  annually  based on established job duties,  goals and objectives and other reasonable  standards as deemed necessary and appropriate by Employer.

                                   ARTICLE IV

                                OTHER EMPLOYMENT

     Employee  shall devote all of his time,  attention,  knowledge,  and skills solely to the business and interest of Employer,  unless otherwise authorized by
Employer,  and  Employer  shall be entitled to all of the income,  benefits,  or profits arising from or incident to all work, work  associations,  services,  or advice of Employee, unless otherwise authorized in writing by Employer. Employee shall not,  during the term hereof,  be  interested  in any manner,  as partner, officer,  director,  advisor,  employee  or in any other  capacity  in any other business  similar to  Employer's  business  or any allied  trade,  or obtain any interest  adverse to  Employer;  provided,  however,  that  Employee may provide advice and consultation to other entities with the written approval of Employer, and further provided,  however, that nothing herein contained shall be deemed to prevent or limit the right of Employee to invest any of his/her surplus funds in the  capital  stock  or  other  securities  of any  corporation  whose  stock or securities  are publicly owned or are regularly  traded on any public  exchange, nor shall anything herein contained be deemed to prevent Employee from investing or limit  Employee's  right to  invest  his/her  surplus  funds in real  estate.
Employee  shall  complete a Conflict  of  Interest  form by  February 15 of each calendar year and submit it to Employer for review. All conflicts of interest or any  potential  conflicts  of  interest  which  arise  during  the year  must be immediately  reported to  Employer.  All conflict of interest  concerns  must be
resolved  to  the  reasonable   satisfaction  of  Employer  as  a  condition  of
continuation of employment.

                                    ARTICLE V

                                BUSINESS SECRETS

     1.  Employee  shall not at any time or in any  manner,  either  directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any proprietary or confidential information concerning
any  matter   affecting   or  relating  to  the  business  of  Employer  or  its
subsidiaries, including without limiting the generality of the foregoing, any of their customers, the prices they obtain from providers or have obtained from the sale of,  or at  which  they  sell or have  sold,  its  services,  or any  other information  concerning  the  business of Employer  or its  subsidiaries,  their manner of operation,  or their plans, if such a disclosure  would be detrimental to the business  interests  of Employer or its  subsidiaries.

     2. If Employee's  employment hereunder is terminated by either party at any time  hereafter,  then  Employee  agrees to turn over to  Employer  all  papers, documents, working papers, correspondence, memos and any and all other documents in  Employee's  possession  relating to or  concerning  any matter  affecting or relating to the business of Employer or its subsidiaries.

                                   ARTICLE VI

                            NONCOMPETITION AGREEMENT

     1. Employee acknowledges that in Employee's employment hereunder,  Employee will have  continual  contacts with the groups,  members,  and providers who are covered by or  associated  with the  managed  health  care  programs  offered by
Employer or its  subsidiaries  in Nevada and other states.  In all of Employee's activities, Employee, through the nature of Employee's work, will have access to and will acquire confidential information related to the business and operations of Employer and its subsidiaries,  including, without limiting the generality of the foregoing,  member and group lists, and confidential information relating to processes,  plans,  methods of doing  business  and  special  needs of  doctors, hospitals,  members,  groups,  pharmacies,  or other health care  providers  who contract with Employer or its subsidiaries.  Employee acknowledges that all such information  is  the  property  of  Employer  or  its  subsidiaries  solely  and constitutes  confidential  information  of such  parties;  that  the  disclosure thereof  would  cause  substantial  loss to the  goodwill  of  Employer  and its subsidiaries;  that disclosure thereof to Employee is being made only because of the position of trust and  confidence  which Employee will occupy and because of
Employee's agreement to the restrictions herein contained; that his knowledge of these matters would enable him, on  termination  of this  Agreement,  to compete with Employer or its  subsidiaries  in a manner likely to cause Employer and its subsidiaries  irreparable harm, and disclosure of such matters would,  likewise, cause such harm; and that the  restrictions  imposed upon Employee  herein would not prohibit  Employee in earning a living.

     2. It is understood and agreed by Employee and Employer that the essence of this  Employment  Agreement is the mutual  covenants of the parties herein made, that the present and future  members and groups of Employer or its  subsidiaries will remain Employer's or its  subsidiaries'  members and groups during the term of this Agreement and following its termination for any reason. In consideration for the  employment and continued  employment of Employee by Employer,  and also for the amount received by Employee as compensation, Employee hereby irrevocably warrants, covenants, and agrees as follows:

          (a) during the term of  Employee's  employment  and after  leaving the employment  of  Employer  for any  reason,  whether  involuntary  or  voluntary,
Employee  will not take any action  whatsoever  which may or might  disturb  any existing business relationship of Employer or its subsidiaries with any doctors, groups, members, hospitals,  pharmacies or other health care providers in Nevada who contract with Employer or its subsidiaries;

          (b) for a period  of one (1) year  after  leaving  the  employment  of
Employer,  Employee  will not  solicit  business  from the  members or groups of
Employer or its  subsidiaries  in Nevada,  or in any manner disrupt any business relationship  Employer or its subsidiaries  has with any contracted  health care provider  in  Nevada  with whom  Employee  came in  contact  as an  employee  of
Employer.

          (c) for a period  of one (1) year  after  leaving  the  employment  of
Employer, Employee will not, either directly or indirectly, work for any present or future  competitors  of Employer  operating in the state of Nevada who in any manner offer any managed health care programs, insurance coverage, or administer health care claims for employers.  Such competitors  shall include,  but are not limited to, HMOs, PPOs, insurance companies,  utilization  management companies, or third party administrators.

     3. The one (1) year period  specified in this Article will be tolled during any period of breach of any of the terms of Article VI by Employee.

     4.  Employee  agrees  that in the  event  of a  breach  of any term of this
Agreement,  and more particularly,  in the event of a breach of any of the terms and  provisions of Article VI,  Employer shall be entitled to secure an order in any suit brought for that purpose to enjoin  Employee from  violating any of the provisions of the  Agreement  and that,  pending the hearing and the decision on the  application  for such  order,  Employer  shall be  entitled  to a temporary restraining  order without  prejudice to any other remedy available to Employer, all at the expense of Employee should Employer prevail in such action.  Employee understands  that  the  covenants  of  this  Article  are  the  essence  of this
Employment  Agreement,  and without which no Employment  Agreement with Employee would be entered into by Employer.

     5. The  provisions  of Article VI shall in no event be  construed  to be an exclusive  remedy and such remedy shall be held and  construed to be  cumulative and not exclusive of any rights or remedies, whether in law or equity, otherwise available  under the  terms of this  Agreement  or under the laws of the  United
States or the state of Nevada.

     6. The covenants and  agreements  made by Employee in this Article VI shall be construed as an agreement independent of any other provision in the Agreement and the existence of any claim or cause of action by Employee against  Employer, whether  predicated  on this  Agreement  or  otherwise,  shall not  constitute a defense to the enforcement by Employer,  by injunctive  relief or otherwise,  of the  provisions of Article VI. The  invalidity of all or any part of any section or paragraph of this Article VI shall not render  invalid the  remainder of this
Article or any section hereof.

     7. No failure or failures on the part of Employer to enforce any  violation by Employee  of this  Noncompetition  agreement,  shall  constitute  a waiver of
Employer's rights thereafter to enforce all of the terms, covenants,  provisions and agreements herein contained.

                                   ARTICLE VII

                            TERMINATION OF EMPLOYMENT

     1.  Termination  of employment by either  Employer or Employee shall follow established Sierra Health Services Policies and Procedures including appropriate notice, except as otherwise specifically set forth in this Article.

     2. Employee may terminate  employment  hereunder with sixty (60) days prior written notice. If Employee shall voluntarily  terminate employment all eligible separation  compensation  and benefits as are routinely  made available to other employees of Employer at the same  organizational  level,  shall be paid or made available to Employee.

     3. If Employer shall  terminate  Employee's  employment  hereunder  without cause,  except as otherwise  set forth in  Paragraphs  6 and 7 of this  Article,
Employee shall be entitled to twelve (12) months salary and all other separation compensation  and benefits as are routinely made available to other employees of
Employer at the same organizational level.

     4. In the event Employee's  employment  hereunder terminates for any reason other than for cause, as set forth in Paragraph 6 of this Article,  Employee and his/her family shall be eligible to remain covered under Employer's  health care coverage program, at no expense, for a period of time equal to Employee's length of  service  or until  Medicare  eligible,  whichever  occurs  first,  following termination of such employment.

     5.  Notwithstanding  any other provision in this Agreement to the contrary,
Employee hereby agrees that any separation  compensation due to Employee,  other than accrued  vacation,  shall be paid out 25% after the first 90 days,  37 1/2%
after  the first 180  days,  and the  remaining  37 1/2% at the end of 365 days, except in the event of a change in control.  Payment of such amounts shall fully release  Employer  from  any and all  liability  of  Employer  relating  to this
Agreement or the employment hereunder.  Any payments or such amounts which would otherwise  be  payable  after a change in  control,  or arising as a result of a change in  control,  shall be made in a lump sum within five (5)  business  days following  the date of the change in  control  and  shall,  except as  otherwise provided  in any other  benefit  program  or in this  Agreement,  fully  release
Employer  from any and all liability of Employer  relating to this  Agreement or the employment hereunder.

     6. If Employer  shall  terminate  Employee's  employment  due to Employee's conduct  that is  materially  detrimental  to  Employer's  reputation,  business relationships,  or for  misappropriation of Employer's funds,  Employee shall be eligible for four (4) weeks  salary and any other  separation  compensation  and benefits as are routinely made  available to other  employees of Employer at the same  organizational  level,  as full and final  payment  under this  Agreement.
Payment of such amounts shall fully release  Employer from any and all liability of Employer relating to this Agreement or the employment hereunder.

     7. (a) If Employee is unable to perform  Employee's  duties  hereunder,  by reason of illness or incapacity  of any kind,  for a period of more than six (6)
months in excess of accrued sick leave,  Employee's  employment hereunder may be terminated by Employer at its absolute discretion with one week of prior written notice.

     (b) If  Employee's  illness or  incapacity  shall have ended,  and Employee shall have assumed  Employee's duties hereunder,  prior to the date specified in the notice of  termination,  Employee  shall be  entitled  to resume  Employee's employment hereunder as if such notice had not been given.

     8. In the event of a change in control of  Employer,  whereby any  "person"
(as  such  term is used in  Sections  3(a)(9)  and  13(d)(3)  of the  Securities
Exchange  Act  of  1934)  is  or  becomes  the  beneficial  owner,  directly  or indirectly,  of securities of Employer  representing 51% or more of the combined voting power of the then outstanding  securities of Employer, and such change in control was not  approved by a majority of the Board of  Directors  of Employer,
Employee,  at his/her  sole  option,  shall be  entitled  to  terminate  his/her employment  hereunder  and,  upon such  termination,  will be entitled to a cash amount  equal to (3.0) times  Employee's  current  salary and the target  annual bonus for which Employee is eligible in the year of  termination,  together with any other  separation  compensation and benefits as are routinely made available to other  employees  of Employer at the same  organizational  level.  Employee's right to  terminate  under this  Paragraph 8 may be exercised at the time of the change in control or at any time  within two years  after the change in control, including  upon  receipt of any notice that  Employer  has elected to  terminate
Employee's employment without cause during such two-year period. Payment of such amounts shall be made in a lump sum within five (5) business days  following the date such  amounts  become  payable  hereunder  and shall,  except as  otherwise provided  in any other  benefit  program  or in this  Agreement,  fully  release
Employer  from any and all liability of Employer  relating to this  Agreement or the employment hereunder.

     9. In the event of a change in control of  Employer,  whereby any  "person"
(as  such  term is used in  Sections  3(a)(9)  and  13(d)(3)  of the  Securities
Exchange  Act  of  1934)  is  or  becomes  the  beneficial  owner,  directly  or indirectly,  of securities of Employer  representing 51% or more of the combined voting power of the then outstanding  securities of Employer, and such change in control  is  approved  by a  majority  of the Board of  Directors  of  Employer,
Employee,  at his/her  sole  option,  shall be  entitled  to  terminate  his/her employment  hereunder  and,  upon such  termination,  will be entitled to a cash amount  equal to (3.0) times  Employee's  current  salary and the target  annual bonus for which Employee is eligible in the year of  termination,  together with any other  separation  compensation and benefits as are routinely made available to other employees of Employer at the same organizational  level, if, within two
(2) years  after the  effective  date of the  change in  control  any one of the following occurs: (a) the assignment to Employee of any duties inconsistent with
Employee's   position   (including  status,   offices,   titles,  and  reporting
requirements), authority, duties, or responsibilities or any other action by the
Employer  that results in a material  diminution  in such  position,  authority, duties, or  responsibilities,  excluding for this purpose an action not taken in bad faith and that is  remedied  by  Employer  within 10 days  after  receipt of written notice by Employee;  (b) a reduction in Employee's annual base salary or target bonus; (c) the relocation of Employer's  principle executive offices to a location more than 75 miles from the current location of such offices or (d), in the event such change in control  occurs within the final two years prior to the calendar date stated as the termination date of the Agreement in Article II, and if, prior to such stated termination date and prior to termination of Employee's employment,  Employer  has  not  offered  to  enter  into an  extension  of this
employment   agreement  or  a  new  employment   agreement   providing  benefits
substantially  equal to those under this agreement for a term to extend until at least  two years  after the date of such  change in  control.  In  addition,  if
Employee's  employment  hereunder is terminated for reasons other than those set forth in  Paragraph  6 and 7 of this  Article  within  two (2)  years  after the effective  date of a change in  control  which was  approved  by a  majority  of
Employer's Board of Directors, Employee shall be entitled to a cash amount equal to (3.0) times  Employee's  current salary and the target annual bonus for which
Employee  is  eligible  in the year of  termination,  together  with  all  other separation  compensation  and benefits as are routinely  made available to other employees of Employer at the same organizational  level. Payment of such amounts shall be made in a lump sum within five (5)  business  days  following  the date such amounts become payable hereunder,  and shall,  except as otherwise provided in any other benefit program or in this Agreement,  fully release  Employer from any and all liability of Employer  relating to this  Agreement or the employment hereunder.

     10. Anything contained herein to the contrary  notwithstanding in the event that Employer shall discontinue  operation of Employer other than as a result of a merger, consolidation or acquisition,  then this Agreement shall terminate and the provisions of Article VI shall  terminate as of the last day of the month in which Employer  ceases  operation with the same force and effect as if such last day of the month were originally set as the termination date hereof.

     11. Any  amounts  payable  under this  Article VII shall also be payable to
Employee in the event  Employee is  terminated  without  cause during the 90-day period prior to a Change in Control.

     12.Whether  or  not  Employee   becomes  entitled  to  any  payments  under
Paragraphs  1 through  11 of this  Article  VII,  if any  payments  or  benefits received,  or to be received,  by Employee  (including the vesting of any option and other non-cash benefits and property),  whether pursuant to any provision of this Agreement or any other plan,  arrangement or agreement with Employer or any affiliated  company,  excluding  the  Gross-Up  Payment  described  herein (such payments and benefits being the "Total Payments"), will be subject to any excise tax imposed under section 4999 of the Internal  Revenue Code of 1986, as amended
(such excise tax,  including  penalties and interest thereon,  being the "Excise
Tax"),  Employer  shall pay to Employee  an  additional  amount  (the  "Gross-Up
Payment") such that the net amount retained by Employee, after reduction for any
Excise Tax on the Total  Payments and any federal and Excise Tax on the Gross-Up
Payment,  shall be  equal to the sum of (i) the  Total  Payments  plus  (ii) any deductions  disallowed for federal income tax purposes  because of the inclusion of the Gross-Up Payment in Executive's  adjusted gross income  multiplied by the
Executive's  highest  marginal rate of federal income  taxation for the calendar year in which the Gross-Up Payment is to be made.

                                  ARTICLE VIII

                                EFFECT OF WAIVER

     The waiver by either party of a breach of any  provision of this  agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

                                   ARTICLE IX

                         ACTUAL ATTORNEY'S FEES EXPENDED

     Employer  and Employee  agree that all  attorneys  fees  expended by either party in any dispute,  arbitration or litigation  concerning this Agreement will be paid by the losing party in that dispute, arbitration or litigation.

                                    ARTICLE X

                                     NOTICE

     Any and all notices  referred to herein shall be sufficient if furnished in writing, sent by registered mail to the representative  parties at the addresses subscribed below their signatures to this Agreement.

                                   ARTICLE XI

                                   ASSIGNMENT

     The rights, benefits and obligations of Employee under this Agreement shall be  assignable,  and all covenants and agreements  hereunder  shall inure to the benefit of and be enforceable by or against Employer's successors or assigns.

                                   ARTICLE XII

                                ENTIRE AGREEMENT

     This Agreement  contains the entire Agreement between the parties,  and the parties hereby agree that no other oral  representations or agreements have been entered into in connection with this transaction.

                                  ARTICLE XIII

                                    AMENDMENT

     No amendment or modification  of this Agreement shall be deemed  effective, unless or until, it is executed in writing by the parties hereto.

                                   ARTICLE XIV

                                    VALIDITY

     This Agreement,  having been executed and delivered in the State of Nevada, its validity,  interpretation,  performance and enforcement  will be governed by the laws of that state.

                                   ARTICLE XV

                                  SEVERABILITY

     It is mutually  agreed that all of the terms,  covenants,  provisions,  and agreements  contained  herein are  severable  and that, in the event any of them shall be held to be invalid by any  competent  court,  this  Agreement  shall be interpreted as if such invalid term, covenant,  provision, or agreement were not contained herein.

                                  ARTICLE XVI

                                      FORUM

     The  parties  hereto  consent  and agree that any  action to  enforce  this
Agreement  or any  provision  therein  or any  rights  hereunder  or any  action relating to the  employment of Employee  with  Employer  shall be brought in the
State of Nevada.

                                  ARTICLE XVII

                                 INDEMNIFICATION

     Employer shall  indemnify  Employee  whether or not then in office,  to the fullest extent provided for in Employer's  Articles of  Incorporation or Bylaws,
as in effect, or as may thereafter be amended,  modified or revised from time to time (collectively, "Employer's Articles"), or permitted under the law of Nevada or such other state in which  Employer may hereafter be  domiciled,  against any and all costs, claims, judgments, fines, settlements,  liabilities,  and fees or expenses (including, without limitation, reasonable attorneys' fees) incurred in connection  with  any  proceedings  (including  without  limitation,  threatened actions,  suits or  investigations)  arising out of, or relating to,  Employee's actions or in actions as a  director,  officer or  employee  of  Employer at any point  during  his  employment  by or service to  Employer,  whether  under this
Agreement,  any prior employment  agreements or otherwise.  The  indemnification contemplated  under this Section  shall be provided to Employee  unless,  at the time indemnification is sought, such  indemnification  would be prohibited under the law of  Nevada  or of the  state in which  Employer  may then be  domiciled;
Employer  may  rely  on  the  advice  of  its  counsel  in  determining  whether indemnification is so prohibited.

     IN WITNESS WHEREOF,  the parties have executed this Agreement at Las Vegas,
Nevada, on the _______ day of _______________ , 20__.

SIERRA HEALTH SERVICES, INC.

By:______________________________
       Chief Executive Officer
       P. O. Box 15645
       Las Vegas, NV 89114-5645

EMPLOYEE

By:______________________________
       Paul H. Palmer
       1484 Flintrock
       Henderson, NV   89014